Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Smart Move, Inc.
Denver, Colorado
We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 28, 2008 relating to the financial statements of Smart Move, Inc. which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ Anton Collins Mitchell LLP
Denver, Colorado
November 5, 2008